Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated April 15, 2009 (except for Note 12 as to which the date is May 18,2009), relating to the financial statements of EcoSystem Corporation and Subsidiaries for the years ended December 31, 2008 and 2007.

                                  /s/ Rosenberg Rich Baker Berman & Company
                                  ------------------------------------------
                                      Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
August 14, 2009